UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report: May 12, 2009
DIAMONDHEAD CASINO CORPORATION
State of Incorporation: DELAWARE
COMMISSION FILE NUMBER: 0-17529
IRS EMPLOYER IDENTIFICATION NO. 59-2935476
1301 Seminole Boulevard, Suite 142
Largo, Florida 33770
(727) 674-0055
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act.

☐	Soliciting material pursuant to Rule 14a-12 under the Securities Act.

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act.

☐	Pre-commencement communications pursuant to Rule 14e-4(c) under the Exchange Act.

Item 5.02 Election of Director
On May 12, 2009, the Board of Directors of the Registrant voted to elect Mr. Austin Lewis IV to the Board of Directors. Mr. Lewis is the owner of Lewis Asset Management Corp., an investment management company headquartered in New York City. This entity is the General Partner of the Lewis Opportunity Fund, LP and the LAM Opportunity Fund, Ltd., which together own a significant number of common shares of the Registrant. No arrangements or understandings exist between Mr. Lewis and any other person pursuant to which he was selected as a Director. Mr. Lewis has not been assigned to any committee of the Board of Directors.

SIGNATURE
Pursuant to the requirement of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIAMONDHEAD CASINO CORPORATION
By:	/s/ Deborah A. Vitale
Deborah A. Vitale
President and Chairman of the Board

Dated: May 15, 2009